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                                     BYLAWS

                                       OF

                          HELIX TECHNOLOGY CORPORATION

                             AS AMENDED MAY 16, 1967
                                 JUNE 23, 1967,
                                OCTOBER 7, 1968,
                                 APRIL 9, 1969,
                                 MARCH 9, 1977,
                               DECEMBER 16, 1977,
                                DECEMBER 10, 1986
                              AND DECEMBER 9, 1987

                                   ARTICLE I.

                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be established and maintained in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time select or the business of the corporation may require.

                                  ARTICLE II.

                             MEETING OF STOCKHOLDERS

         SECTION 1. PLACE. All meetings of the stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and the transaction of other business, commencing with the year 1978, shall be held on such date and at such time as the Board of Directors or the President shall by notice designate,


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but each such annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. Written notice stating the time and place of the meeting shall be given by the Secretary to each stockholder entitled to vote thereat, at his last known post office address at least ten days before the meeting by mailing the same in a postage prepaid envelope addressed to such stockholder.

         SECTION 4. LIST OF STOCKHOLDERS. The Officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the President or by the Board of Directors and shall be so called on written request of the registered holders of twenty percent or more of the stock of the corporation then outstanding and entitled to vote which request shall state the object of such meeting.

         SECTION 6. NOTICE OF SPECIAL MEETINGS. Written notice stating the time, place and purpose of the meeting shall be given by the Secretary or any other Officer of the corporation to



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each stockholder at his last known post office address, at least ten days before the meeting by mailing the same in a postage prepaid envelope addressed to each stockholder entitled to vote at such meeting.

         SECTION 7. WAIVER OF NOTICE. Notice of any annual or special meeting of stockholders need not be given to any stockholder who shall attend such meeting in person or by proxy, or who shall waive notice thereof in writing or by telegraph either in person or by attorney thereunto duly authorized. Notice of any adjourned meeting need not be given.

         SECTION 8. QUORUM. At all meetings of the stockholders of the corporation, except as otherwise provided by statute, the holders of a majority of the outstanding stock entitled to vote and present in person or by proxy shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders so present in person or by proxy and entitled to vote may adjourn the meeting from time to time until a quorum is obtained without any other notice than by announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 9. VOTING. At all meetings of stockholders, all questions, except those on which the voting is specially regulated by statute or by the Certificate of Incorporation or by these Bylaws, shall be determined by a majority vote of the stockholders present in person or by proxy and entitled to vote.

         SECTION 10. ACTION WITHOUT A MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote, upon the action if such meeting were held shall consent in writing to such



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corporate action being taken, which consent in writing shall have the same force and effect as a vote taken at a meeting of stockholders duly called and held.


                                  ARTICLE III.

                                    DIRECTORS

         SECTION 1. NUMBER, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall not be less than 3 nor more than 15 persons as shall be determined by the Board of Directors. At such meeting of the stockholders for the election of Directors, the Directors shall be chosen by a plurality of the votes given at each election. Each Director shall continue in office until the annual meeting of the stockholders held next after his election and until his successor shall have been elected and qualified. If at any such annual meeting or any adjournment thereof an election of Directors shall not be held, or if the stockholders shall fail to hold an annual meeting, the Directors shall be elected at a special meeting, called for that purpose, as provided in
Article II, or Section 5 of these Bylaws.

         SECTION 2. PLACE OF MEETING. The Board of Directors may hold its meetings, both regular and special, either within or the State of Delaware.

         SECTION 3. MEETING OF NEWLY ELECTED BOARD OF DIRECTORS. Each newly elected Board of Directors shall hold its first meeting at such time and place, within or without the State of Delaware, as shall be fixed by vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum is present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may by held at such time and place, within or without the State of Delaware, as shall be specified in a notice

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given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the Directors.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and places as shall be determined from to time to time by resolution of the Board.

         SECTION 5. SPECIAL MEETINGS -- NOTICE. Special meetings of the Board may be called by the President or the Secretary or on the written request of any two Directors. Notice of the time, place and purpose of such meeting shall be given by the Secretary or any other Officer of the corporation at least three days before the meeting either personally or by mail or telegraph, addressed to each Director at his last known post office address.

         SECTION 6. WAIVER OF NOTICE. Notice of any special meeting need not be given to any Director who shall be present thereat or who shall waive such notice in writing or by telegraph.

         SECTION 7. QUORUM AND VOTE REQUIREMENTS. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and any act of a majority of the whole Board at a meeting shall be the act of the Board of Directors, except as may be otherwise specifically provided. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice thereof other than announcement at the meeting, until a quorum is obtained.

         SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all the members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of proceeding of the Board or the committee.



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         SECTION 9. POWERS OF DIRECTORS. In addition to the powers and authority by the Certificate of Incorporation and these Bylaws conferred upon them, the Board of Directors shall manage the property and business of the corporation and may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

         SECTION 10. COMPENSATION OF DIRECTORS. The Directors as such shall not receive any stated salary for their services but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, but nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 11. VACANCIES. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or any new directorship is created by any increase in the authorized number of Directors, Directors to fill the vacancy or vacancies or to fill any newly created directorship or directorships may be elected (a) by the stockholders at any meeting of stockholders, (b) by the Board of Directors at any meeting of the Board at which a quorum is present, or (c) by a majority of the Directors then in office though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election of Directors and until their successors, if any, are elected and duly qualified for such office, unless sooner displaced as provided by or in these Bylaws. Directors elected by the stockholders to fill any such vacancy or vacancies or any newly created directorship or directorships shall displace Directors elected in any other manner to fill any such vacancy or vacancies or any such newly created directorship or directorships.



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         SECTION 12. REMOVAL OF DIRECTORS. Any Director may be removed, either for or without cause, at any time, by action of the holders of record of a majority of the outstanding shares of stock entitled to vote thereon at a meeting of the holders of such shares, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting. SECTION 13. PRESIDING OFFICER. The Directors shall each year at the time of election of Officers, elect from among their members a Chairman who shall preside at all meetings of the Board of Directors. In, his absence, the Directors present may select a Chairman to preside at the meeting. ARTICLE IV.

                             COMMITTEES OF DIRECTORS

         SECTION 1. DESIGNATION. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate and appoint one or more committees consisting of at least two Directors of the corporation. Any vacancy occurring in the membership of any such committee shall be filled by the Board of Directors by the affirmative vote of at least a majority of the whole Board.

         SECTION 2. POWERS AND DUTIES. Each committee of Directors shall possess and may exercise such and all of the powers and shall perform all of the duties of the Board of Directors while said Board is not in session (including the power to authorize the execution and delivery on behalf of the corporation of any and all documents and instruments and to cause the seal of the corporation to be affixed to any and all papers that may require it), except the power to amend these Bylaws and except as the exercise of such powers and the performance of such duties by such committee may be limited or restricted by resolution of the Board of Directors passed by a majority of the whole Board.



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         SECTION 3. QUORUM AND VOTING. At all meetings of any committee of
Directors, the presence of a majority of all members of the committee shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all members shall be necessary to any action taken by such committee. SECTION 4. RULES. Each committee of Directors may adopt such rules and regulations, not inconsistent with law nor with the provisions of the Certificate of Incorporation or of these Bylaws or of any applicable resolution of the Board of Directors, for the calling and holding of meetings of the committee and for the transaction of business at such meetings, as the committee may deem necessary or desirable. Each such committee shall keep regular minutes of its proceedings and shall report the same to the next meeting of the Board of Directors.


                                   ARTICLE V.

                                    OFFICERS

         SECTION 1. NUMBER. The Officers of the corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional Officers as the Board of Directors may from time to time appoint, such as, but not limited to, a Chief Executive Officer, a Chief Financial Officer, a Chairman of the Board, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more of such offices may be occupied by the same person. All Officers shall hold office for a term of one year or until their successors are chosen.

         SECTION 2. PRESIDENT. The President shall have power to call special meetings of the Board of Directors and of stockholders for any purpose. He shall exercise general supervision over the business affairs of the corporation, and shall have such powers and perform such duties as are incidental to his office. He may sign, in the name of the corporation, all authorized



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contracts, documents, checks, and bonds or other obligations. He shall also do and perform such acts as he may be authorized to perform from time to time by the Board of Directors.

         SECTION 3. VICE PRESIDENT. During the absence or disability of the President, any of the Vice Presidents shall exercise the same powers and duties as are herein provided to be exercised by the President. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board of Directors or the President. He may sign, in the name of the corporation, all authorized contracts, documents, checks, bonds or other obligations.

         SECTION 4. TREASURER. The Treasurer shall have the custody of all the funds, securities, evidence of indebtedness and other valuable documents of the corporation. He shall receive and give or cause to be given receipts and acquittances for monies paid in for the account of the corporation; he shall enter or cause to be entered in the books of account of the corporation to be kept for that purpose, full and accurate records of all monies received and paid out for the account of the corporation, and whenever required by the President or the Board of Directors he shall render a statement of his cash and other accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the corporation. He shall perform such other duties as may be assigned to him by the Board of Directors or the President.

         SECTION 5. ASSISTANT TREASURERS. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such further duties as may be prescribed by the Board of Directors, the President or the Treasurer.



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         SECTION 6. SECRETARY. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and of the stockholders and all such other notices as are required by law or by these Bylaws and, in the case of his absence, the same may be given by the President, or by any person thereunto by him directed. He shall, when present, act as Secretary of all meetings of the stockholders and of the Board of Directors. He shall record all proceedings of said meetings in a book to be kept for that purpose. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it when authorized by the Board of Directors or by the President and shall attest the same. He shall perform such other duties as may be assigned to him by the President or the Board of Directors.

         SECTION 7. ASSISTANT SECRETARIES. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such further duties as may be prescribed by the Board of Directors, the President or the Secretary.

         SECTION 8. VACANCIES. If any of the above offices shall become vacant by death, resignation or otherwise, such vacancy shall be filled by the Board of Directors. In such case the Officer so elected shall hold office only until the next meeting of the Board of Directors at which the office would be filled.

         SECTION 9. DUTIES OF OFFICERS MAY BE DELEGATED. In the case of the absence of any Officer of the corporation, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, the powers and duties or any of them of such Officer to any other Officer, or to any Director.



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                                  ARTICLE VI.

            EXECUTION OF INSTRUMENTS AND DEPOSITS OF CORPORATE FUNDS

         SECTION 1. EXECUTIVE OF INSTRUMENTS GENERALLY. The President, any Vice President, the Treasurer, the Secretary and the Assistant Secretary, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation. The Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authorization may be general or confined to specific instances. Unless otherwise provided by the Board, any Officer shall have authority to sign tax returns on behalf of the corporation.

         SECTION 1(A). Officers and employees, regardless of the foregoing provisions of Section 1 hereof, are not authorized to dispose of capital assets, including but not limited to patents and other intellectual property or rights thereto, without specific approval of the Board of Directors.

         SECTION 2. LOANS. No loan or advances shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any Officer or agent of the corporation thereunto so authorized may effect loans and advances for the corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the corporation. Any Officer or agent of the corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the corporation, any and all stocks, bonds, other securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.



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         SECTION 3. DEPOSITS. All funds of the corporation ,not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any Officer or Officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

         SECTION 4. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such Officer or Officers or agent or agents of the corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

         SECTION 5. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the President or a Vice President or by any other person or persons thereunto authorized by the Board of Directors.


                                  ARTICLE VII.

                                     SHARES

         SECTION 1. CERTIFICATES OF STOCK. Certificates for the shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by the President or any Vice President and by the Secretary or ,an Assistant Secretary or Treasurer or an Assistant Treasurer, and the seal of the corporation shall be affixed thereto. These Officers shall sign in person, or, when so determined by the Board of Directors their lithographed signatures may be submitted for their personal signatures upon all certificates of stock issued by the corporation and shall be considered to have the same force and effect as if signed in person.



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         SECTION 2. TRANSFER OF STOCK. Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the holder thereof or by his attorney-in-fact thereunto duly authorized by a Power of Attorney executed and filed with the Secretary of the corporation and on surrender of the certificate or certificates for such shares. Every certificate surrendered to the corporation shall be marked "cancelled" with the date of cancellation, and no new certificates shall be issued in exchange therefor until the old certificate has been surrendered and cancelled, or pursuant to Section 4 of this Article VII. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise provided by the statutes of the State of Delaware; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary of the corporation, such fact shall be expressed in the entry of the transfer. The transfer of certain shares of capital stock shall be restricted as provided in the Certificate of Incorporation and as stated on the shares involved.

         SECTION 3. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATES. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not



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exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any such stock on the books of the corporation after any such record date fixed as aforesaid.

         SECTION 4. LOST OR DESTROYED CERTIFICATES. The holder of any shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificates representing the same. The corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate or his legal representatives to give the corporation a bond in such sum and in such form as the Board of Directors may direct or approve, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the corporation against any claim or liability that may be asserted against or incurred by it on account of the alleged loss or destruction of any such certificate or the issuance of such



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new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.


                                 ARTICLE VIII.

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation of the corporation, the Board of Directors may declare dividends on the common stock from the surplus or net profits arising from the business of the corporation whenever and in such amount as in their opinion the condition of the affairs of the corporation shall render advisable. The Board of Directors may in their discretion use and apply any of such surplus or net profits in a reserve fund to meet contingencies or for the purpose of maintaining or increasing the property or business of the corporation or for any other purpose which they may think is conducive to the best interests of the corporation.

         SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors of the corporation.

         SECTION 3. SEAL. The seal of the corporation shall be circular in form and shall bear the name of the corporation and the words and figures showing that it was incorporated in the State of Delaware in the year 1967.

         SECTION 4. INSPECTION OF BOOKS. The Board of Directors may determine from time to time whether and to what extent and at what times and under what conditions and requirements the accounts and books of the corporation or any of them, except the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any book or document of the corporation except as such right may be conferred by the statutes of the State of Delaware or by resolution of the Board of Directors or of the stockholders.



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                                  ARTICLE IX.

                                   AMENDMENTS

         SECTION 1. POWERS OF BOARD OF DIRECTORS TO AMEND, ETC. The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws of the corporation at any regular meeting of the Board or at any special meeting thereof if notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting, except as otherwise provided in the Certificate of Incorporation.

         SECTION 2. STOCKHOLDERS' POWER TO AMEND. The stockholders may make, alter, amend and repeal the Bylaws of the corporation at any annual meeting of the stockholders or at any special meeting thereof if notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting, and all Bylaws made by the Board of Directors may be amended, altered or repealed by the stockholders.


                                   ARTICLE X.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this
Article X, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director or Officer of the corporation, or is or was serving at the request of the corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not



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opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with an action, suit, counterclaim or proceeding (or part thereof) brought by such person (excluding an action brought to enforce indemnification under Section 6 hereof) only if such indemnification for such action, suit, counterclaim or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The termination of any action, suit, counterclaim or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption (i) that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful

         SECTION 2. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article X, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or Officer of the corporation, or is or was serving at the request of the corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation



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unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is, fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article X, as the case may be. Such determination shall be made promptly and in any event within forty-five (45) days following application of the, person seeking indemnification by independent legal counsel in a written opinion, unless the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit or proceeding has approved such indemnification. Such independent legal counsel shall be selected by the Board of Directors and approved by the person seeking indemnification (which approval shall not be unreasonably withheld) and the expenses of such legal counsel shall be paid by the corporation.

         SECTION 4. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article X, to the extent that any person seeking indemnification hereunder has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses (including attorneys' fees) incurred in connection therewith, without the necessity of authorization in the specified case.



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

         SECTION 5. GOOD FAITH DEFINED. For purposes of any determination under
Section 3 of this Article X, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to, believe his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the Officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. .The term "another enterprise" as used in this Section 5 shall mean any other corporation or any partnership, joint venture, trust, or other enterprise of which such person is or was serving at the request of the corporation as a Director or Officer. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, as the case may be.

         SECTION 6. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article X, and notwithstanding the absence of any determination thereunder, any Director or Officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.



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

Notice of any application for indemnification pursuant to this Section 6 shall be given to the corporation promptly upon the filing of such application.

         SECTION 7. EXPENSES PAYABLE IN ADVANCE. Expenses incurred in defending or investigating the defense of a threatened or pending action, suit, or proceeding or in bringing a suit under Section 6 hereof, shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay such expenses if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article X.

         SECTION 8. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, provision of the corporation's Certificate of Incorporation, Bylaw, agreement, contract, vote of stockholders or disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by this Article X or by such statute, provision, bylaw, agreement, contract, vote, or direction. The provisions of this Article X shall not be deemed to preclude or to provide for the indemnification of any person who is not specified in Sections 1 or 2 of this Article X but whom the corporation has the power or obligation to indemnify under the provisions of the General corporation Law of the State of Delaware, or otherwise. By action of its Board of Directors, the corporation may provide indemnification to employees and agents of the corporation, or, if serving at the request of the



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

corporation, employees and agents of another corporation, partnership, joint venture, trust, or other enterprise, with the same scope and effect (of such lesser or greater scope and effect as such Board may approve) as the indemnification of Directors and Officers provided in this Article X. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors, and administrators of such person. All rights to indemnification under this Article X shall be deemed to be provided by a contract between the corporation and the Director or Officer who serves in such capacity at any time while this Article X and other relevant provisions of the General corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification of this Article X shall not affect any rights or obligations then existing.

         SECTION 9. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this
Article X or under the provisions of the General corporation Law of the State of Delaware, or otherwise.

         SECTION 10. OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include



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

any service as a Director or Officer of the corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

         SECTION 11. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director or Officer of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable vote, agreement or law.